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                                                                      Exhibit 27



                      IN THE UNITED STATES DISTRICT COURT
                       FOR THE SOUTHERN DISTRICT OF OHIO
                                EASTERN DIVISION


LUXOTTICA GROUP, S.p.A., et al.,       :      Civil Action No. C-2-95-244
                                       :
         Plaintiffs,                   :      Judge Graham
                                       :
     vs.                               :
                                       :
THE UNITED STATES SHOE                 :
CORPORATION, et al.,                   :
                                       :
         Defendants.                   :

          DEFENDANT THE UNITED STATES SHOE CORPORATION'S MOTION FOR A
           PRELIMINARY AND PERMANENT INJUNCTION ENJOINING PLAINTIFFS
          FROM DISTRIBUTING FALSE AND MISLEADING INFORMATION IN THEIR
          PROXY SOLICITATIONS IN CONNECTION WITH "AGENT DESIGNATIONS"
            FOR CALLING A SPECIAL MEETING OF U.S. SHOE SHAREHOLDERS

- -------------------------------------------------------------------------------

         Pursuant to Rule 65 of the Federal Rules of Civil Procedure, Defendant The United States Shoe Corporation ("U.S. Shoe") hereby moves the Court for a preliminary and permanent injunction enjoining Plaintiffs from distributing false and misleading information in Plaintiffs' proxy solicitation materials in connection with the solicitation of "Agent Designations" for calling a special meeting of U.S. Shoe shareholders. This Motion is supported by the accompanying Memorandum.

                                        Respectfully submitted,

                                        /s/ Joseph J. Dehner
                                        _______________________________________
                                        Joseph J. Dehner  (0011321)
                                        Trial Attorney for U.S. Shoe Defendants
                                        2500 PNC Center
                                        201 East Fifth Street
                                        Cincinnati, Ohio 45202
                                        (513) 651-6800
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OF COUNSEL:

Michael Yarbrough
Curtis A. Hansen
FROST & JACOBS
One Columbus
10 West Broad Street
Columbus, Ohio  43215-3467
(614)  464-1211

Frederick J. McGavran
Grant S. Cowan
D. Scott Gurney
Adam P. Hall
FROST & JACOBS
2500 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202
(513) 651-6800





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                                   MEMORANDUM

         On March 29, 1995, Luxottica Group S.p.A. and Luxottica Acquisition Corp. (together, "Luxottica") filed certain definitive proxy materials and definitive additional materials with the Securities and Exchange Commission ("SEC") in connection with Luxottica's solicitation of "Agent Designations" for the purpose of calling a special meeting of the shareholders of The United States Shoe Corporation ("U.S. Shoe"). The definitive materials filed on March 29 contained numerous false and misleading statements which must be enjoined in order to prevent irreparable harm to U.S. Shoe, its shareholders, and the investing public.

I. LUXOTTICA'S DEFINITIVE PROXY MATERIALS SOLICITING "AGENT DESIGNATIONS" CONTAIN FALSE AND MISLEADING STATEMENTS IN VIOLATION OF THE FEDERAL PROXY RULES

         The federal proxy rules provide, in part, as follows:

                 No solicitation subject to this regulation shall be made by means of any proxy statement, form of proxy, notice of meeting or other communication, written or oral, containing any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.

17 C.F.R. Section  240.14a-9(a).

         The definitive proxy materials filed by Luxottica with the SEC on March 29, 1994 violate this provision of the federal proxy rules in several respects. First, Luxottica's materials contain false, misleading, contradictory, and inflammatory statements accusing U.S. Shoe of failure to negotiate with Luxottica in good faith. Second, Luxottica selectively

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provides certain recent market information regarding the value of U.S. Shoe shares while omitting other recent market information necessary in order to make the information provided not false or misleading. Third, Luxottica's materials contain false and misleading statements which would lead a reasonable person to believe that Mellon Bank Corporation controls more than a third of U.S. Shoe's outstanding shares, thereby creating a false impression as to the importance of Mellon Bank's decisions in connection with Luxottica's proxy solicitations and tender offer. Finally, Luxottica describes its ability to add undisclosed purposes to its demand for a special meeting of shareholders in a misleading and contradictory manner which will confuse U.S. Shoe shareholders as to what action they are authorizing Luxottica to take on their behalf when executing the Agent Designations.

         A. LUXOTTICA'S DEFINITIVE PROXY MATERIALS CONTAIN FALSE AND MISLEADING STATEMENTS REGARDING LUXOTTICA'S NEGOTIATIONS WITH U.S. SHOE

         In two letters from Claudio Del Vecchio, Managing Director of Luxottica, to U.S. Shoe shareholders, Mr. Del Vecchio makes misleading statements about the willingness of the U.S. Shoe Board of Directors and management to negotiate in good faith with Luxottica. In a letter from Mr. Del Vecchio to U.S. Shoe shareholders dated March 28, 1995, which is to accompany Luxottica's proxy materials regarding the meeting under Ohio Rev. Code Section 1701.831 (the "831 Letter"), Mr. Del Vecchio makes the following false and misleading statements:

                 KEEP THE PRESSURE ON THE U.S. SHOE BOARD
                 TO NEGOTIATE IN GOOD FAITH WITH LUXOTTICA!

                 . . . .





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                 IF YOU WANT U.S. SHOE TO NEGOTIATE
                 WITH LUXOTTICA IN GOOD FAITH
                 VOTE TODAY FOR THE "831 PROPOSAL"
                 ON THE BLUE CARD.

                 SEND A CLEAR MESSAGE TO U.S. SHOE MANAGEMENT
                 TO STOP STALLING AND NEGOTIATE THE BEST DEAL
                 FOR SHAREHOLDERS RATHER THAN GOLDEN
                 PARACHUTES FOR THEMSELVES.

         In a second letter to U.S. Shoe shareholders dated March 28, 1995, which is to accompany Luxottica's solicitation of Agent Designations for the call of a special meeting of U.S. Shoe shareholders (the "Agent Designation Solicitation Letter"), Mr. Del Vecchio makes the following misleading statements:

                 KEEP THE PRESSURE ON THE U.S. SHOE BOARD TO
                 NEGOTIATE IN GOOD FAITH WITH LUXOTTICA.  SIGN
                 AND RETURN THE GOLD CARD.

The 831 Letter and the Agent Designation Solicitation Letter filed with the SEC are attached hereto as Exhibit A.

         These statements are misleading in the context in which they are made, because they imply that the U.S. Shoe Board and management are not negotiating in good faith with Luxottica, and that U.S. Shoe management is stalling and failing to negotiate the best deal for shareholders. These statements contradict an accurate statement of the facts surrounding the negotiations between Luxottica and U.S. Shoe, which appears at page eight of Luxottica's Solicitation Statement as follows:

                 On March 23, 1995, Bannus B. Hudson of U.S. Shoe sent a letter to Claudio Del Vecchio of Luxottica stating: "If Luxottica is interested in pursuing a transaction in which the value received by shareholders of U.S. Shoe would be enhanced, we would be prepared to explore that with you. As with all other interested parties, we would be prepared to share with Luxottica





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                 certain non-public information on the condition that Luxottica executes and delivers an appropriate confidentiality agreement." On March 24, 1995, U.S. Shoe's counsel delivered to Luxottica's counsel a revised form of confidentiality agreement. As of the date hereof, U.S. Shoe's counsel and Luxottica's counsel are discussing this form of confidentiality agreement.

The Solicitation Statement filed with the SEC is attached hereto as Exhibit B.

         The accurate description of the status of Luxottica's negotiations with U. S. Shoe is flatly contradicted by the statements in Mr. Del Vecchio's 831 Letter and Agent Designation Solicitation Letter, which clearly imply that U.S. Shoe's Board and management are stalling and negotiating in bad faith. This implication is severely damaging to U.S. Shoe, because shareholders expect U.S. Shoe's Board and management to maximize shareholder value. In fact, U.S. Shoe's Board and management are seeking to maximize shareholder value by negotiating with Luxottica under a confidentiality agreement which is being negotiated. Luxottica's statements to the contrary in Mr. Del Vecchio's 831 Letter and Agent Designation Solicitation Letter are misleading in light of the circumstances under which they were made.

         B. LUXOTTICA'S PROXY MATERIALS ARE MISLEADING BECAUSE THEY FAIL TO DISCLOSE THE RECENT MARKET PRICE FOR U.S. SHOE SHARES

         In the definitive proxy statement filed with the SEC on March 29, 1995, Luxottica provides an incomplete description of recent market prices for U.S. Shoe shares while urging shareholders to return Agent Designations if they are in favor of receiving the opportunity to sell their shares to Luxottica for $24 in cash. Luxottica states that "[o]ver the past twelve months the Shares have traded as low as $13.50 per Share. The Offer represents more than a 75% premium over that price and a 28% premium over the reported closing price for the





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Shares on the NYSE composite tape on March 2, 1995, the day before the Offer was first publicly disclosed." See Solicitation Statement, at p.2 (attached hereto as Exh. B). However, Luxottica fails to disclose that U.S. Shoe shares traded at $24 per share as recently as the third quarter of the fiscal year ending January 28, 1995, and have traded more recently at prices more than $2 per share in excess of Luxottica's $24 per share offer. In the absence of this information, Luxottica's statements regarding recent market prices for U.S. Shoe stock are materially misleading.

         C. LUXOTTICA'S PROXY MATERIALS CONTAIN FALSE AND MISLEADING STATEMENTS REGARDING THE NUMBER OF SHARES OWNED BY MELLON BANK CORPORATION

         In Schedule III to its Solicitation Statement (attached hereto as Exh.
B), Luxottica misleadingly reports shares owned by Mellon Bank Corporation ("Mellon Bank") and three of its affiliates or subsidiaries separately, whereas the shares owned by Mellon Bank's subsidiaries are included in the report of shares owned by Mellon Bank itself. As a result of this misstatement, it appears to the reader of Luxottica's Solicitation Statement that Mellon Bank and its subsidiaries are beneficial owners of 16,158,000 common shares of U.S. Shoe, representing 34.85% of the outstanding common shares, and that Mellon Bank and its subsidiaries therefore may have significant power to control the acceptance or rejection of the 831 Solicitation, and, indeed, the Tender Offer itself.

         Schedule III of Luxottica's Solicitation Statement, entitled "Principal Shareholders of U.S. Shoe and Shareholdings of U.S. Shoe's Management," reports that Mellon Bank is the owner of 4,678,000 common shares, representing 10.09% of all the outstanding common shares, that Boston Group Holdings, c/o Mellon Bank Corporation, is the owner of 4,307,000 common shares, representing 9.29% of all the outstanding common shares, that





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The Boston Company, Inc., c/o Mellon Bank, is the owner of 4,307,000 common shares, representing 9.29% of all the outstanding common shares, and that The Boston Company Asset Management, Inc. c/o Mellon Bank Corporation, is the owner of 2,866,000 common shares, representing 6.18% of all the outstanding common shares. Luxottica's error arises from misinterpreting Amendment No. 3 to Mellon Bank's Form 13G (the "13G"), filed March 8, 1995, attached hereto as Exhibit C. The 13G first reports the holdings of Mellon Bank, including the holdings of its subsidiaries Boston Group Holdings, Inc., The Boston Company, Inc., and The Boston Company Asset Management, Inc. In subsequent pages of the 13G, however, Mellon Bank reports the holdings of its three subsidiaries separately. Luxottica mistakenly reported the shareholdings of Mellon Bank and its subsidiaries separately, thereby triple counting shares held by Mellon Bank and its subsidiaries, and mistakenly showing that Mellon Bank and its subsidiaries were beneficial owners of over one third of U.S. Shoe's outstanding common shares.

         This mistake is very misleading to investors. If in fact, Mellon Bank and its subsidiaries were beneficial owners of over one third of U.S. Shoe's shares, Mellon Bank would be regarded as having the power to substantially effect the outcome of any vote of U.S. Shoe shares. Indeed, a report of how Mellon Bank voted its shares could create a stampede by other shareholders, to follow Mellon Bank's lead. In fact, however, Mellon Bank and its subsidiaries together own 10.09% of the outstanding common shares. Therefore, Mellon Bank's actions would not have as great an effect upon other shareholders.





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         D.      LUXOTTICA'S AGENT DESIGNATION FORM IS MISLEADING AS TO THE
                 PURPOSES OF THE SPECIAL MEETING WHICH LUXOTTICA INTENDS TO CALL THROUGH USE OF THE AGENT DESIGNATIONS

         Luxottica's Agent Designation Form states that the Agent Designations are being solicited for the purpose of calling a special meeting of U.S. Shoe shareholders at which the shareholders will consider and vote upon (1) a proposal to remove all incumbent directors of U.S. Shoe and elect new directors, (2) a proposal to amend the Regulations of U.S. Shoe to provide that Ohio Rev. Code Section 1701.831 does not apply to control share acquisitions unless the shareholders approve the control share acquisition by Luxottica or Luxottica is otherwise satisfied that the statute is invalid or does not apply to Luxottica's Tender Offer, and (3) "any other matter that properly comes before the Special Meeting." See Agent Designation Form (contained in final two pages of the Solicitation Statement attached hereto as Exh. B). This third purpose is common in proxy solicitations, and it is intended to cover the ability to vote on various procedural matters which may arise at the meeting such as adjournments. Therefore, this innocent phrase is unlikely to create any concern in a shareholder who wishes to consent to the call of a special meeting for the purpose of considering and voting on the disclosed subject matter for the meeting, so long as the shareholder agrees with the two substantive subjects disclosed by Luxottica.

         However, Luxottica describes its ability to add other purposes to the call for a special meeting quite differently earlier in those same proxy materials. On page six of the Solicitation Statement, Luxottica states that it "may elect to cause additional Special Meeting Proposals to be identified in the notice of, and in the proxy materials for, the Special Meeting." In effect, this language buried in a section entitled "ADJOURNMENT OF





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MEETING AND OTHER MATTERS" purports to give Luxottica broad discretion to choose additional purposes for the special meeting which were unknown to the shareholders executing the Agent Designations, and unanticipated by them from reading the language of the Agent Designation Form and the remainder of the proxy materials.

         Luxottica may attempt to harmonize these very different statements in order to create an argument that Luxottica is entitled to add new substantive matters to the special meeting notice without the consent of the shareholders who executed the Agent Designations. U.S. Shoe believes any such argument would be without merit, and that U.S. Shoe would not be required to include any matters which Luxottica unilaterally adds to its call for a special meeting to the meeting notice. However, allowing Luxottica to create such an argument out of misleading statements in the proxy materials which would thwart the intent of the shareholders executing the Agent Designations is itself improper and misleading and should be enjoined.

II.      CONCLUSION

         For the foregoing reasons, Luxottica should be enjoined from distributing its false and misleading proxy solicitation materials.

                                        Respectfully submitted,


                                        /s/ Joseph J. Dehner
                                        _______________________________________
                                        Joseph J. Dehner  (0011321)
                                        Trial Attorney for U.S. Shoe Defendants
                                        2500 PNC Center
                                        201 East Fifth Street
                                        Cincinnati, Ohio 45202
                                        (513) 651-6800





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OF COUNSEL:

Michael Yarbrough
Curtis A. Hansen
FROST & JACOBS
One Columbus
10 West Broad Street
Columbus, Ohio  43215-3467
(614)  464-1211

Frederick J. McGavran
Grant S. Cowan
D. Scott Gurney
Adam P. Hall
FROST & JACOBS
2500 PNC Center
201 East Fifth Street
Cincinnati, Ohio 45202
(513) 651-6800





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                             CERTIFICATE OF SERVICE

         This is to certify that a copy of the foregoing has been sent by hand delivery to Thomas B. Ridgley, Esq., Vorys, Sater, Seymour and Pease, 52 East Gay Street, Columbus, Ohio 43216-1008 and Daniel A. Malkoff, Assistant Attorney General, 26th Floor, 30 East Broad Street, Columbus, Ohio 43266-0410 on this 31 day of March, 1995.


                                        /s/ Michael Yarbrough
                                        _______________________________________





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